SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

POTLATCH CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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POTLATCH CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

May 8, 2006

NOTICE OF ANNUAL MEETING

AND

PROXY STATEMENT

Potlatch Corporation

601 West Riverside Ave., Suite 1100
Spokane, Washington 99201

April 5, 2006

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders of Potlatch Corporation will be held at the Hotel Lusso, North One Post Street, Spokane, Washington, on Monday, May 8, 2006, at 9:00 a.m. local time.

We are holding this meeting to:

•	elect four Directors to the Potlatch Corporation Board of Directors;

•	ratify the selection of KPMG LLP as Potlatch Corporation’s independent auditor for 2006; and

•	transact any other business that properly comes before the meeting.

Your Board of Directors has selected April 3, 2006, as the record date for determining stockholders entitled to notice of the meeting and to vote at the meeting and at any adjournment or postponement.

Potlatch’s proxy statement, proxy card or voting instruction form and 2005 Annual Report are being distributed to stockholders on or about April 10, 2006. Your vote is important, so please vote your shares promptly. To vote your shares, please refer to the instructions on the enclosed proxy card or voting instruction form, or review the section titled, “Voting,” beginning on page one of the accompanying proxy statement.

By Order of the Board of Directors,
MALCOLM A. RYERSE Corporate Secretary

PROXY AND ANNUAL MEETING INFORMATION

Date, time and place of the meeting

The Annual Meeting of Stockholders will be held on Monday, May 8, 2006, at 9:00 a.m., local time, at Hotel Lusso, North One Post Street, Spokane, Washington.

Purpose of the meeting

The purpose of the meeting is to vote upon the election of four Directors of Potlatch and the ratification of the appointment of KPMG LLP as Potlatch’s independent auditor for 2006.

Recommendation of the Board of Directors

Our Board of Directors unanimously recommends that you vote FOR both proposals contained in this proxy statement.

Who may vote

Stockholders who owned common stock at the close of business on April 3, 2006, the record date for the Annual Meeting, may vote at the meeting. For each share of common stock held, stockholders are entitled to one vote for as many separate nominees as there are Directors to be elected and one vote on any other matter presented.

Proxy solicitation

The Board of Directors of Potlatch Corporation has sent you this proxy statement in connection with our solicitation of proxies for use at Potlatch’s 2006 Annual Meeting of Stockholders. Certain Directors, officers and employees of Potlatch and our proxy solicitor, D.F. King & Co., also may solicit proxies on our behalf by mail, phone, fax, e-mail, or in person. Potlatch will bear the cost of the solicitation of proxies, including D.F. King’s fee of $4,000 plus out-of-pocket expenses, and will reimburse banks, brokers, custodians, nominees and fiduciaries for their reasonable charges and expenses to forward our proxy materials to the beneficial owners of Potlatch stock. No additional compensation will be paid to Directors, officers and employees of Potlatch who may be involved in the solicitation of proxies.

Tabulation of votes

Potlatch has engaged Computershare Investor Services to act as the inspector of election and will reimburse reasonable charges and expenses related to the tabulation of votes.

Voting

You may vote your shares in one of several ways, depending upon how you own your shares.

Shares registered directly with Potlatch (in your name):

•	Via Internet: Go to www.computershare.com/us/proxy/pch and follow the instructions. You will need to enter the Holder Account Number and Proxy Access Number printed on the enclosed proxy card.
•	By Telephone: Call toll-free 1-866-731-8683 and follow the instructions. You will need to enter the Holder Account Number and Proxy Access Number printed on the enclosed proxy card.
•	In Writing: Complete, sign, date, and return the enclosed proxy card in the envelope provided, or provide it or a ballot distributed at the Annual Meeting directly to the Inspector of Election at the Annual Meeting when instructed.

Shares held in a Potlatch 401(k) Savings Plan (through Mercer Trust Company):

•

Via Internet: If you are a participant in the Potlatch Corporation Savings Plan for Hourly Employees, go to www.computershare.com/us/proxy/pchhou and follow the instructions. If you are a participant in the Potlatch Corporation Salaried Employees’ Savings Plan, go to www.computershare.com/us/proxy/pchsal and follow the instructions. You will need to enter the Control Number printed on the enclosed voting instruction form.

•	By Telephone: Call toll free 1-866-731-8683 and follow the instructions. You will need to enter the Control Number printed on the enclosed voting instruction form.
•	In Writing: Complete, sign, date, and return the enclosed proxy card in the envelope provided. To vote in person at the Annual Meeting, you must obtain a proxy, executed in your favor, from the holder of record.

Shares held in “street” or “nominee” name (through a bank, broker or other nominee):

•	You may receive a separate voting instruction form with this proxy statement or you may need to contact your bank, broker or other nominee to determine whether you will be able to vote electronically using the Internet or telephone. To vote in person at the Annual Meeting, you must obtain a proxy, executed in your favor, from the holder of record.

If you return your proxy card by mail or vote via the Internet or by telephone but do not select a voting preference, the individuals named as proxies on the enclosed proxy card or voting instruction form will vote your shares FOR the election of the four nominees for Director identified in this proxy statement and FOR Proposal 2. If you have any questions or need assistance in voting your shares, please contact D.F. King & Co., toll-free at 1-800-207-3158.

Revoking your proxy

If you are a stockholder of record, you may revoke your proxy at any time before the Annual Meeting by giving the Corporate Secretary written notice of your revocation or by submitting a later-dated proxy and you may revoke your proxy at the Annual Meeting by voting by ballot. Attendance at the meeting, by itself, will not revoke a proxy. If shares are registered in your name, you may revoke your proxy by telephone by calling 1-866-731-8683 and following the instructions or via the Internet by going to www.computershare.com/us/proxy/pch and following the instructions.

If your shares are held in a Potlatch 401(k) Savings Plan (through Mercer Trust Company), you may revoke your proxy by telephone by calling 1-866-731-8683 and following the instructions or via the Internet by going to www.computershare.com/us/proxy/pchhou if you are a participant in the Potlatch Corporation Savings Plan for Hourly Employees or www.computershare.com/us/proxy/pchsal if you are a participant in the Potlatch Corporation Salaried Employees’ Savings Plan, and following the instructions.

If you are a stockholder in “street” or “nominee” name, you may revoke your voting instructions by informing the bank, broker or other nominee in accordance with that entity’s procedures for revoking your voting instructions.

Quorum

On the April 3, 2006, record date, Potlatch had 38,637,710 shares of common stock outstanding. Voting can take place at the Annual Meeting only if stockholders owning a majority of the total number of shares outstanding on the record date are present either in person or by proxy. Abstentions and broker non-votes will both be counted towards a quorum.

Votes needed

The affirmative vote of a majority of the common stock present in person or by proxy at the Annual Meeting is required to elect each of the nominees for Director listed in Proposal 1 and to approve Proposal 2. The inspector of election appointed for the Annual Meeting will tabulate affirmative and negative votes, abstentions and broker non-votes. Withheld votes and abstentions will have the same effect as negative votes. Broker non-votes will not be counted in determining the number of shares entitled to vote.

Annual Meeting attendance

All stockholders are invited to attend the meeting. Persons who are not stockholders may attend only if invited by Potlatch. If you own shares in “street” or “nominee” name, you must bring proof of ownership (e.g., a current broker’s statement) in order to be admitted to the meeting.

Other matters presented at Annual Meeting

Potlatch’s Bylaws specify the matters that may be presented to stockholders at an Annual Meeting as

•	matters specified in the notice of meeting given by or at the direction of the Board of Directors;
•	matters otherwise properly brought before the meeting by or at the direction of the Board of Directors; and
•	matters otherwise properly brought before the meeting by stockholders.

Under Potlatch’s Bylaws, a stockholder must give written notice to the Corporate Secretary of a matter the stockholder wishes to present or a nomination for the election of Directors the stockholder wishes to make at that year’s Annual Meeting no later than ninety (90) days nor more than one hundred twenty (120) days in advance of the same day and month that distribution of materials in connection with the prior year’s Annual Meeting occurred. No stockholder provided notice of any matter to be presented or any nominee for Director at the 2006 Annual Meeting.

As the date that materials were initially distributed for the 2006 Annual Meeting occurred on April 5, 2006, to present a matter or to make a nomination for the election of Directors at the 2007 Annual Meeting, a stockholder must give written notice to the Corporate Secretary between December 6, 2006 and January 5, 2007. A stockholder who wishes to present a matter at the Annual Meeting should refer to Article III, Section 4 of the Bylaws, and a stockholder who wishes to make a nomination for the election of Directors should refer to Article IV, Section 11 of the Bylaws, for a complete statement of the requirements for submission of a written notice to the Corporate Secretary. A copy of the Bylaws is available for downloading or printing by going to Potlatch’s web site at www.potlatchcorp.com, and clicking “Corporate Governance.”

We do not expect any matters, other than those included in this proxy statement, to be presented at the 2006 Annual Meeting. If other matters are presented, the individuals named as proxies on the enclosed proxy card will have discretionary authority to vote your shares on the matter.

CORPORATE GOVERNANCE

The Board of Directors and management of Potlatch operate within a comprehensive plan of corporate governance for the purpose of defining responsibilities, setting high standards of professional and personal conduct and monitoring compliance with such responsibilities and applicable legal standards. The Board has adopted Corporate Governance Guidelines that define standards and practices of corporate governance that are designed to contribute to the success of and public confidence in Potlatch. The Board has adopted Charters for each Committee of the Board that define their respective responsibilities and practices. The Board has also approved a Corporate Conduct and Ethics Policy that outlines Potlatch’s policies on specific issues related to business conduct and reaffirms the commitment to integrity of the Directors and employees as our way of doing business. Copies of each of these documents are available for downloading or printing by going to Potlatch’s web site at www.potlatchcorp.com, and clicking “Corporate Governance.”

The following sections describe certain of Potlatch’s governance practices and procedures.

Director Independence

The role of the Board of Directors is to oversee and provide policy guidance on the business and affairs of Potlatch Corporation. The Board believes that it will best serve stockholders if the majority of the Directors are independent of Potlatch. As of March 1, 2006, the Board was comprised of eleven members, nine of whom are outside (non-employee) Directors. The Board of Directors has determined that all Directors, other than L. Pendleton Siegel, who serves as Chairman of the Board, and Michael J. Covey, who serves as President and Chief Executive Officer, have no material relationship with Potlatch (either directly or as a partner, shareholder or officer of an organization that has a relationship with Potlatch), and are independent within the meaning of the New York Stock Exchange listing standards and Potlatch’s Director Independence Policy, a copy of which is attached to this proxy statement as Appendix A, and can also be found on Potlatch’s web site by going to www.potlatchcorp.com, and clicking “Corporate Governance,” and then “Board of Directors.”

At each of its in-person meetings, the Board meets in executive session without members of management present and has elected Dr. William T. Weyerhaeuser as Vice Chair of the Board to preside at these executive sessions. Each Committee of the Board, except for the Finance Committee, also meets in executive session at every in-person meeting without members of management present.

During 2005, the Board met fourteen times. Each Director attended 75% or more of the meetings of the Board and its Committees, and the aggregate attendance at all Board and Committee meetings was 99%. The Board does not have a policy requiring Director attendance at annual meetings of the stockholders. One Director attended the 2005 Annual Meeting of Stockholders.

Communications with Directors

Potlatch has established procedures for stockholders and other interested parties to contact one or more of the non-management Directors by e-mail or mail. These procedures can be viewed by going to Potlatch’s public web site at www.potlatchcorp.com, and clicking “Corporate Governance,” and then “Board of Directors.” All communications with a proper business purpose are forwarded to the intended non-management Director or Directors.

The Audit Committee has established procedures to accommodate complaints and concerns about Potlatch’s accounting, internal controls and auditing matters by two different groups: (1) employees, who are entitled to confidential and anonymous treatment; and (2) third parties (such as competitors, vendors and consumers), who are not entitled to confidential and anonymous treatment. All complaints and concerns are directed through an independent, third-party hotline provider and are routed directly to the Chair of the Audit Committee. The procedures and hotline number are available by going to Potlatch’s public web site at www.potlatchcorp.com, and clicking “Corporate Governance,” and then “Hotlines.”

Nominees for Director

The Board of Directors nominates Directors for election at each annual meeting of stockholders and elects new Directors to fill vacancies when they arise. The Nominating and Corporate Governance Committee has the responsibility to identify, evaluate, recruit and recommend qualified candidates to the Board of Directors for nomination or election.

It is an objective of the Board of Directors that its membership be composed of experienced and dedicated individuals with diverse backgrounds, perspectives and skills. Potlatch’s Corporate Governance Guidelines contain membership criteria that call for candidates to be selected for their character, judgment, diversity of experience, business acumen and ability to act on behalf of all stockholders. In addition, each Director must be committed to enhancing stockholder value and must have sufficient time to effectively carry out his or her duties as a Director. The Committee also considers the requirement in the Corporate Governance Guidelines that a majority of the Board members be independent under New York Stock Exchange rules, as well as the Board’s desire that at least one Board member meet the criteria for an “audit committee financial expert” under Securities and Exchange Commission rules.

Prior to each annual meeting of stockholders, the Committee identifies nominees first by evaluating the current Directors whose terms will expire at the annual meeting and who are willing to continue in service. These candidates are evaluated based on the criteria described above, the candidate’s prior service as a Director, and the needs of the Board with respect to the particular talents and experience of its Directors. In the event that a Director does not wish to continue in service or the Committee determines not to re-nominate the Director or if a vacancy is created on the Board as a result of a resignation, an increase in the size of the Board or other event, then the Committee will consider various candidates for Board membership, including those suggested by the Committee members, by other Board members, by any director search firm engaged by the Committee and by stockholders. During 2003, the Committee retained the professional search firm TMP/Highland Partners to assist the Committee in the identification and evaluation of candidates for Director. The Committee did not utilize any third-party professional search firm services during 2004 or 2005 and does not anticipate utilizing any such services during 2006.

A stockholder who wishes to recommend a prospective nominee for the Board for consideration by the Committee should notify the Corporate Secretary in writing at Potlatch’s principal office. Each notice must include the full name, age, business and residence addresses, principal occupation or employment of the nominee, the number of shares of Potlatch common stock beneficially owned by the nominee, and the skills, qualifications, background and other attributes of the nominee that the stockholder believes are pertinent in making the nomination. In addition, any other information about the nominee that must be disclosed in proxy solicitations under Rule 14(a) of the Securities Exchange Act of 1934, as amended, must be included, as well as the nominee’s written consent to serve, if elected.

Committees of the Board

The Board currently has four standing Committees, as described below. The following table shows the membership of each Committee as of March 1, 2006:

Name	Audit Committee		Executive Compensation and Personnel Policies Committee		Finance Committee		Nominating and Corporate Governance Committee
Michael J. Covey
Boh A. Dickey	x	(Chair)			x	(Chair)
William L. Driscoll					x		x
Ruth Ann M. Gillis	x				x
Jerome C. Knoll	x		x
Lawrence S. Peiros			x				x
Gregory L. Quesnel	x		x				x
Michael T. Riordan			x				x
Judith M. Runstad			x				x	(Chair)
L. Pendleton Siegel					x
Dr. William T. Weyerhaeuser			x	(Chair)	x

The Audit Committee

Under the terms of its Charter and in accordance with applicable regulations and requirements, the Audit Committee is responsible for assisting the Board in its oversight of Potlatch’s accounting, financial reporting and internal control matters, and has the sole authority to retain, compensate and terminate the independent auditor and the Internal Audit Director. The Audit Committee Charter is attached to this proxy statement as Appendix B. The Committee has appointed KPMG LLP as Potlatch’s independent auditor and pre-approved its audit fees and non-audit services and fees for 2006 in accordance with criteria adopted by the Committee. Representatives of KPMG LLP are not expected to be present at the Annual Meeting.

The Board of Directors has determined that all members of the Committee are independent of Potlatch within the meaning of the New York Stock Exchange listing standards and Potlatch’s Director Independence Policy and are financially literate. The Board also has determined that Committee Chair Boh A. Dickey is an audit committee financial expert as defined by the rules of the Securities and Exchange Commission. The Committee met eight times in 2005. The section titled, “Audit Committee Report” in this proxy statement contains a description of the Committee’s activities during 2005.

The Executive Compensation and Personnel Policies Committee

Under the terms of its Charter, the Executive Compensation and Personnel Policies Committee oversees compensation and benefits for Potlatch’s senior officers, including salary, bonus, and incentive awards. The Committee also evaluates the performance of the Chief Executive Officer and reviews succession plans for key officer positions.

The Board of Directors has determined that all members of the Committee are independent of Potlatch within the meaning of the New York Stock Exchange listing standards and Potlatch’s Director Independence Policy. The Committee met seven times in 2005. The section titled, “Executive Compensation and Personnel Policies Committee Report” in this proxy statement contains a description of the Committee’s activities during 2005.

The Finance Committee

Under the terms of its Charter, the Finance Committee reviews and makes recommendations on financings and other financial matters.

The Finance Committee met one time in 2005.

The Nominating and Corporate Governance Committee

Under the terms of its Charter, the Nominating and Corporate Governance Committee is responsible for identifying, evaluating, recruiting and recommending to the Board nominees for election as Directors and for developing and recommending to the Board a set of corporate governance principles and related policies.

The Board of Directors has determined that all members of the Committee are independent of Potlatch within the meaning of the New York Stock Exchange listing standards and Potlatch’s Director Independence Policy. The Committee met four times in 2005.

Compensation of Directors

Two members of Potlatch’s Board of Directors, L. Pendleton Siegel and Michael J. Covey, are employees. Neither Mr. Siegel, Chairman of the Board, nor Mr. Covey, President and Chief Executive Officer, receives compensation for his service as a Director.

Retainer and Fees.    During 2005, Potlatch’s outside Directors were paid cash compensation at the following rates:

Annual retainer fee	$35,000
Supplemental annual retainer fee (Vice Chair only)	$15,000
Attendance fee for each Board meeting	$1,500
Attendance fee for each Committee meeting	$1,500
Annual retainer fee for Chair of the Audit Committee	$10,000
Annual retainer fee for Chair of each other Committee	$5,000

During 2005, Potlatch paid to Directors, or deferred on their behalf, a total of $695,500 in fees. Directors may defer receiving all or any portion of their fees. Under the terms of the Potlatch Corporation Deferred Compensation Plan for Directors, when a Director elects to defer fees, he or she elects to have those fees credited with interest at the higher of either 70% of the prime rate or the corporate ‘A’ bond rate, or converted into common stock units. These common stock units are then credited with amounts in common stock units equal in value to the dividends that are paid on the same amount of common stock. During 2005 Potlatch also reimbursed Directors for their reasonable out-of-pocket expenses for attending Board and Committee meetings and educational seminars and conferences in accordance with the Potlatch Corporation Director Education Program, and for reasonable out-of-pocket expenses for their spouses to attend the September 2005 Board meeting retreat.

Long-Term Incentive Awards.    In December 2005, each of the outside Directors was granted a discretionary award, consisting of a credit to an account established on behalf of each outside Director under the Potlatch Corporation Deferred Compensation Plan for Directors in the amount of $30,000. Under the terms of the award, $30,000 was credited to an account for each Director in common stock units, based on the price of the common stock on the date of the grant. These common stock units are then credited with amounts in common stock units equal in value to the dividends that are paid on the same amount of common stock. Upon separation from service as a Director, the common stock units held by the Director in the deferred account will be converted to cash based upon the then market price of the common stock and paid to the Director.

Other Benefits.    Potlatch provides coverage for Directors under its Director and Officer Liability Insurance Policy and its Accidental Death and Dismemberment Insurance Policy, and Directors may, at their own expense, purchase coverage for their spouses under the Accidental Death and

Dismemberment Insurance Policy. Directors are eligible to participate in the Potlatch Corporation Matching Gifts to Education Program, which matches contributions of up to $1,500 per year to eligible educational institutions. For contributions made through June 30, 2005, Directors were eligible to participate in the Potlatch Corporation Matching Gifts to Tsunami Relief Effort Program, and for contributions through December 31, 2005, Directors were eligible to participate in the Potlatch Corporation Matching Gifts to Katrina Relief Effort Program, both of which matched contributions of up to $1,500 to eligible relief organizations. During 2005, no charitable donations were provided by Potlatch to organizations with which any Director was affiliated as an executive officer or director in excess of the amounts matched by Potlatch under these programs.

Stock Ownership Guidelines

In the interest of promoting and increasing equity ownership in Potlatch, in December 2003 the Board of Directors adopted stock ownership guidelines. Under the guidelines, each outside Director must beneficially own at least 3,000 shares by the later of January 1, 2009, or the fifth anniversary of their election as a Director. As of March 15, 2006, all outside Directors have met the guideline on an incremental basis; Messrs. Quesnel and Riordan have achieved more than 74 and 77 percent, respectively, of the overall guideline. In respect of the Special E&P Distribution to be paid on March 31, 2006, the Board of Directors has approved an amendment to the stock ownership guideline listed above to 3,750 shares.

A copy of the stock ownership guidelines is available by going to Potlatch’s web site at www.potlatchcorp.com, and clicking “Corporate Governance,” then “Board of Directors.” Stock Ownership Guidelines for Potlatch senior management are discussed in the section of this proxy statement titled, “Executive Compensation and Personnel Policies Committee Report.”

BOARD OF DIRECTORS

Potlatch’s Board of Directors is divided into three classes serving staggered three-year terms. At the Annual Meeting, you and the other stockholders will elect four individuals to serve as Directors until the 2009 Annual Meeting, as indicated in the section of this proxy statement titled, “Proposal 1— Election of Directors.” In accordance with Potlatch’s Bylaws, Directors are elected by a majority vote of the outstanding shares.

Below are the names and ages of Potlatch’s eleven Directors, the years they became Directors, their principal occupations or employment for at least the past five years, and certain of their other directorships.

Nominees for Election at This Meeting for a Term Expiring in 2009 (Class I)

Boh A. Dickey

Age 61, a Director since July 2000. Retired; President, Chief Operating Officer and a Director of SAFECO Corporation (an insurance and financial services company) from August 1996 to January 2001; Executive Vice President from January 1992 through August 1996; and Chief Financial Officer from May 1989 to August 1996. Chairman of Certworld, Inc., from July 2001 through April 2004.

William L. Driscoll

Age 43, a Director since January 2004. Marketing and Business Consultant for ID Micro (a radio frequency technology company) since January 2005. Vice President of Strategic Accounts for PACCESS (a packaging solutions company), from December 2002 to December 2004; Vice President—Global Packaging Solutions from June 2001 to December 2002; and Managing Director—Asian Operations from May 1998 to June 2001. Bleached Paperboard Sales and Marketing Manager for Weyerhaeuser Company from 1993 to May 1997. In early 2006, Mr. Driscoll joined a United States Marine Corps reserve unit as an economics officer and has been deployed overseas for what is expected to be a seven-month period. Mr. Driscoll is expected to be absent from those meetings of the Board of Directors that occur while he is overseas and will not be compensated by Potlatch during that time.

Ruth Ann M. Gillis

Age 51, a Director since November 2003. President of Exelon Business Services Company since October 2005; Senior Vice President of Exelon Corporation (an energy company) and Executive Vice President of Commonwealth Edison from August 2004 to October 2005; President of Exelon Business Services Company from November 2002 to August 2004; Chief Financial Officer of Exelon Corporation from October 2000 to November 2002; Senior Vice President and Chief Financial Officer of Commonwealth Edison and Unicom from October 1999 to October 2000; and Senior Vice President of Commonwealth Edison and Unicom from January 1999 to October 1999. Also a Trustee of Archstone-Smith Trust (NYSE: ASN), a real estate investment trust.

Judith M. Runstad

Age 61, a Director since March 1999. Of counsel to Foster Pepper PLLC (a law firm) since January 1998, and a partner from 1978 to January 1998. Also a Director of Wells Fargo & Co. (NYSE: WFC), and SAFECO Corporation (NASDAQ: SAFC).

Directors Continuing in Office Until 2007 (Class II)

Michael J. Covey

Age 48, a Director since February 2006. Our President and Chief Executive Officer since February 2006. Executive Vice President of Plum Creek Timber Company, Inc. (a real estate investment trust) from August 2001 to December 2005; and Senior Vice President from August 2000 to August 2001.

Gregory L. Quesnel

Age 57, a Director since September 2000. Retired; President, Chief Executive Officer and a Director of CNF, Inc. (a supply chain logistics management company), from May 1998 to July 2004; President and Chief Operating Officer from June 1997 through May 1998; and Executive Vice President and Chief Financial Officer from April 1991 through June 1997. Also a Director of Synnex Corporation (NYSE: SNX).

Michael T. Riordan

Age 55, a Director since December 2002. Former Chairman, Chief Executive Officer and President of Paragon Trade Brands (a manufacturer of private label disposable diapers and related products) from May 2000 to February 2002; President and Chief Operating Officer of Fort James Corporation (a tissue and paper products manufacturer) from August 1997 to August 1998; prior to the merger of Fort Howard Corporation and James River Corporation, Chairman, Chief Executive Officer and President of Fort Howard Corporation (a tissue manufacturer). Also a Director of R.R. Donnelley & Sons Company (NYSE: RRD).

L. Pendleton Siegel

Age 63, a Director since November 1997. Our Chairman of the Board since May 1999, Chairman of the Board and Chief Executive Officer from May 1999 to February 2006, and President and Chief Operating Officer from May 1994 to May 1999.

Directors Continuing in Office Until 2008 (Class III)

Jerome C. Knoll

Age 63, a Director since December 2001. Vice President of Genie Industries, Inc. (a manufacturer of aerial work platforms), since 1989; and Chief Financial Officer from 1989 through April 2001; and Chairman and Chief Executive Officer of Marathon Industries, Inc. (a manufacturer of polyurethane products), since January 2000.

Lawrence S. Peiros

Age 50, a Director since February 2003. Group Vice President of The Clorox Company (a household consumer products company) since February 1999; Vice President—Household Products from December 1997 through January 1999; Vice President—Armor All Products from December 1996 through December 1997; Vice President—Food Products from July 1995 through December 1996; and Vice President—Corporate Marketing Services from September 1993 until July 1995.

William T. Weyerhaeuser

Age 62, a Director since February 1990. Chairman of Columbia Banking System, Inc. (NASDAQ: COLB), since January 2001 and its Interim Chief Executive Officer from June 2002 until February 2003; and Chairman of Eden Bioscience Corp. (NASDAQ: EDEN), since November 2001. Owner and Chairman of the Board of YCOM Networks (a telephone company) from 1984 through July 2000; Chairman and Chief Executive Officer of Rock Island Company (an investment company) from July 1994 through June 1998; and a Clinical Psychologist in Tacoma, Washington, from 1975 through December 1998. Also a Director of Clearwater Management Company, Inc.

STOCK OWNERSHIP

Beneficial Ownership of Certain Stockholders, Directors and Named Executive Officers

This table shows the number of shares beneficially owned as of March 15, 2006, by each owner of more than 5% of the common stock, each Director and each executive officer named in the Summary Compensation Table and all Directors and executive officers as a group. The number of shares reported is based on data provided to us by the beneficial owners of the shares. Except as noted, and subject to applicable community property laws, each owner has sole voting and investment power over the shares shown in this table.

	Amount and Nature of Common Stock Beneficially Owned				Common Stock Units (2)
	Number of Shares Beneficially Owned		Right to Acquire (1)	Percent of Class
Stockholders
Franklin Mutual Advisers, LLC	4,253,280	(3)	0	14.5%	0
101 John F. Kennedy Parkway
Short Hills, NJ 07078
T. Rowe Price Associates, Inc	2,671,037	(4)	0	9.1%	0
100 E. Pratt Street
Baltimore, MD 21202
Mac-Per-Wolf Company	1,808,312	(5)	0	6.1%	0
311 S. Wacker Dr., Suite 6000
Chicago, IL 60606

Directors and Named Executive Officers
Michael J. Covey	0		0	*	24,836
Boh A. Dickey	3,500	(6)	18,791	*	1,218
William L. Driscoll	185,994	(7)	0	*	1,824
Ruth Ann M. Gillis	2,831		1,466	*	3,007
Jerome C. Knoll	12,064	(8)	0	*	1,218
Lawrence S. Peiros	2,000		7,517	*	1,218
Gregory L. Quesnel	1,000		18,791	*	1,218
Michael T. Riordan	1,099		11,275	*	1,218
Judith M. Runstad	9,448	(9)	1,879	*	1,218
L. Pendleton Siegel	55,778		266,449	1.1%	42,171
William T. Weyerhaeuser	566,544	(10)	21,798	2.0%	30,132
Richard K. Kelly	12,679		6,459	*	0
John R. Olson	9,387		46,871	*	3,432
Harry D. Seamans	12,159		17,434	*	0
Gerald L. Zuehlke	9,073		9,931	*	0

Directors and Executive Officers as a group
(16 persons including those named above)	887,755		448,468	4.5%	112,711

* Less than 1%.

(1)    Represents shares the Directors and executive officers have the right to acquire by exercising stock options within 60 days of March 15, 2006.

(2)    Represents common stock units as of March 15, 2006. These stock units are not actual shares of common stock and have no voting power, but are credited with dividend equivalents. For Directors other than Messrs. Covey and Siegel, the units represent deferred Directors’ fees and deferred awards

(notes continue on next page)

granted in December 2004 and December 2005, and common stock units received when the Directors’ retirement plan was terminated in 1996. For Mr. Covey, these units represent restricted stock units granted under the Potlatch Corporation 2005 Stock Incentive Plan. Mr. Covey’s restricted stock units vest over a three-year period and are converted into shares of common stock as the vesting period lapses. For Messrs. Siegel and Olson, the units represent deferred Management Performance Award Plan incentive payments. Potlatch converts the units into cash and pays the person according to an election the person makes prior to deferring fees or incentives, except for the December 2004 and December 2005 deferred awards granted to the outside Directors, which will be converted to cash and paid upon separation from service as a Director.

(3)    Based on the stockholder’s Schedule 13 G/A filed on February 13, 2006, with the Securities and Exchange Commission, in which the stockholder reported that, as of December 31, 2005, it had sole voting and dispositive power over all these shares in its capacity as an investment adviser to investment companies registered under the Investment Company Act of 1940 and other managed accounts. Franklin Mutual Advisers, LLC disclaims beneficial ownership of these shares.

(4)    Based on the stockholder’s Schedule 13 G/A filed on February 14, 2006, with the Securities and Exchange Commission. T. Rowe Price Associates, Inc. (Price Associates), serves as an investment advisor with sole dispositive power of all these shares and sole voting power for 397,357 of these shares. For purposes of the Securities Exchange Act of 1934, Price Associates is deemed to be the beneficial owner of these securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(5)    Based on the stockholder’s Schedule 13 G filed on February 15, 2006, with the Securities and Exchange Commission, in which the stockholder reported that, as of December 31, 2005, it had sole voting and dispositive power over 25,090 of these shares and shared voting and dispositive power over 1,783,222 of these shares in its capacity as an investment adviser to investment companies registered under Section 8 of the Investment Company Act of 1940. The shared voting and dispositive holdings are held by Perkins, Wolf, McDonnell and Company, LLC.

(6)    Mr. Dickey shares voting and investment power for these shares with his spouse.

(7)    Includes a total of 85,991 shares held by trusts of which Mr. Driscoll is a trustee. Mr. Driscoll shares voting power but has no investment power for 65,559 shares, holds sole voting and investment power for 18,462 shares, and shares voting and investment power for 1,970 shares. Mr. Driscoll disclaims beneficial ownership of all these shares.

(8)    Mr. Knoll shares voting and investment power for these shares with his spouse.

(9)    Includes 5,000 shares owned by Mrs. Runstad’s spouse.

(10)    Includes a total of 512,244 shares held by trusts of which Dr. William T. Weyerhaeuser is a trustee. With respect to the shares held in trusts, Dr. Weyerhaeuser holds sole voting and investment power for 34,667 shares, shares voting power for 477,577 shares, and shares investment power for 138,019 shares. Dr. Weyerhaeuser disclaims beneficial ownership of all these shares as well as 2,700 shares held by his spouse.

EXECUTIVE COMPENSATION AND PERSONNEL POLICIES

COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Responsibilities and Independence

The Executive Compensation and Personnel Policies Committee (the “Committee”) administers Potlatch’s executive compensation and benefits programs, general personnel policies and practices, the management succession plan and conducts an annual performance review of the Chief Executive Officer. The Committee’s Charter reflects these responsibilities, and the Committee and the Board of Directors regularly review and revise the Charter as necessary. You may download or print a copy of the Charter by going to Potlatch’s web site at www.potlatchcorp.com, and clicking “Corporate Governance,” and then “Executive Compensation and Personnel Policies Committee.”

Each member of the Committee is independent of Potlatch as determined by the Board of Directors, based on the New York Stock Exchange listing standards and Potlatch’s Director Independence Policy. You may download or print a copy of the Director Independence Policy by going to Potlatch’s web site at www.potlatchcorp.com, and clicking “Corporate Governance,” and then “Board of Directors.”

Compensation Philosophy

Potlatch’s philosophy is to set target compensation levels for employees at the median of competitive practice, as described below, with such adjustments as management and the Committee deem necessary based upon the individual’s performance and experience. This philosophy applies to all salaried employees. It is also our philosophy to compensate those employees with higher levels of responsibility with a higher proportion of at-risk compensation and to have a larger proportion of their compensation in equity, for the purpose of more closely aligning their interests with those of Potlatch’s stockholders. The compensation package for our senior employees includes a mix of base salary and short- and long-term incentives, each of which is described in more detail in the following sections of this report.

From time to time, the Committee reviews and revises Potlatch’s compensation philosophy. The Committee last reviewed and reaffirmed Potlatch’s compensation philosophy in 2004.

Compensation Practices

Since 2004, the Committee has retained Deloitte Consulting LLP, an independent compensation consulting firm, which reports directly to the Committee. During 2004, the Committee directed Deloitte to conduct reviews of Potlatch’s compensation programs and the competitiveness of the compensation components for senior employees, including base salary and short- and long-term incentives. As a result of these reviews, the Committee approved certain changes to Potlatch’s incentive compensation programs, including, among other things, an expansion of the peer group used to measure relative performance for purposes of the short- and long-term incentive programs. We generally deem Potlatch’s peer companies to be the 32 paper and forest products industry companies listed in the section titled, “Performance Graph” in this proxy statement, and general industry companies of similar size to Potlatch that operate in cyclical, commodity industries similar to the paper and forest products industry. The Committee includes general industry companies in its reviews because it believes that Potlatch competes for executive talent against a wider spectrum of companies than those in the paper and forest products industry.

In late 2005, at the Committee’s request, the compensation consultant reviewed management’s recommendations to the Committee for long-term incentive awards to Potlatch’s senior employees, other than the Chief Executive Officer, in the form of performance shares. In early 2006, at the Committee’s request, the compensation consultant reviewed management’s recommendations to the Committee for base salary merit increases for Potlatch’s officer group, other than the Chief Executive Officer, as well as management’s recommendations for short-term incentive awards to be paid to that group under the Management Performance Award Plan for performance during the prior fiscal year. With respect to the base salary, annual bonus awards and long-term incentive awards for the Chief Executive Officer, at the Committee’s request, the compensation consultant provided competitive compensation data directly to the Committee without influence from management. The Committee’s specific methodology for consideration of each of these awards, grants and merit increases is described in greater detail in the following sections.

Compensation Components

The following sections describe the three components of Potlatch’s compensation program: base salary and the short- and long-term incentive plans. Under the terms of the Committee’s Charter, the Committee administers these programs, periodically reviews the competitiveness of each program relative to Potlatch’s compensation philosophy, and makes any necessary adjustments with input from the compensation consultant and management, as needed. As described in more detail below, the Committee reviews individual base salary increases and any awards and grants made under the short- and long-term incentive plans for the officer group, and reviews any grants made under the long-term incentive plans for approximately 130 senior employees, as recommended by management and with input from the compensation consultant. In the case of the Chief Executive Officer, we consider his base salary, annual bonus awards and long-term incentive grants upon reviewing competitive data provided by the compensation consultant and after the Committee’s annual evaluation of his performance relative to his annual performance plan.

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for annual compensation in excess of $1 million paid to the Chief Executive Officer and the other named executive officers; Potlatch may deduct compensation above $1 million, however, if it is “performance-based compensation” within the meaning of the Code. While the Committee considers the impact of this rule in developing and implementing Potlatch’s compensation program, in order to preserve the Committee’s flexibility, Potlatch has not adopted a policy that all compensation must qualify as deductible under Section 162(m). Potlatch’s long-term incentive programs are intended to qualify as performance-based compensation. The Committee believes that amounts paid under Potlatch’s Management Performance Award Plan are deductible because a participant must defer any payment that causes the participant’s compensation to exceed $1 million. For more than the past five years, no executive officer has had compensation subject to Section 162(m).

Base Salary.    Consistent with Potlatch’s compensation philosophy, the Committee strives to provide base salaries at the median of competitive practice, with such adjustments as management and the Committee deem necessary based upon the individual employee’s performance. The base salary ranges (minimum, midpoint and maximum) for all pay grades had been frozen for 2003 and 2004 following a review of competitive information, which indicated that the base salary midpoints were slightly above the median. Base salary ranges were increased by 2% for each of 2005 and 2006 based on a review of competitive information.

At the Committee’s request, during 2004 the compensation consultant conducted a review of the competitiveness of the base salaries established for senior employees. This review consisted of analyzing job-specific compensation surveys that included paper and forest products industry and general industry companies. The consultant concluded that base salaries for Potlatch’s officer group were slightly below the competitive median, and as a result, base salaries of certain individuals were increased in 2005 to more closely approximate the median for their respective positions. The Committee will direct the compensation consultant to conduct a similar review of the base salary ranges for senior employees during 2006 and to recommend changes as necessary.

The compensation consultant has also reviewed and confirmed management’s proposed 3.5% guideline increase in base salaries applicable to all salaried employees in 2006 based upon similar competitive data. Individual base salaries may be further adjusted based upon the employee’s placement in his or her base salary range and his or her performance relative to his or her performance plan. The performance plans contain operational, financial and customer-oriented objectives determined together with the employee’s supervisor, and include behavior attributes expected of all employees.

Short-Term Incentives.    Potlatch’s Management Performance Award Plan provides the potential for annual incentive awards for approximately 130 senior employees that, if earned, are paid in cash. The Plan is designed to create an incentive for our senior employees, including the Chief Executive Officer and the other named executive officers, who are in a position to contribute to and therefore influence Potlatch’s performance on the basis of return on equity (ROE) and return on invested capital (ROIC). Prior to 2004, awards earned had been paid in a mix of cash and stock. Beginning in 2004, recipients receive their awards in cash unless they elect to defer awards earned into either Potlatch common stock units or an account bearing interest at the higher of either 70% of the prime rate or the corporate ‘A’ bond rate.

Awards to eligible corporate employees are determined based upon Potlatch’s ROE performance relative to the 32-company peer group and are paid from the Corporate Performance Fund, one of the two bonus fund pools under the Management Performance Award Plan. Awards to eligible operating division employees, other than the four individuals who lead each of Potlatch’s operating divisions, consist of two components: their respective operating division’s ROIC (which accounts for 70% of the award and is paid from the Operating Division Performance Fund, the second bonus fund pool under the Management Performance Award Plan), and Potlatch’s ROE performance (which accounts for 30% of the award and is paid from the Corporate Performance Fund). In the case of the four operating division leaders, their awards similarly consist of two components and are weighted at 50% for Potlatch’s ROE performance and 50% for their respective operating division’s ROIC.

Under the terms of the Plan and subject to the Committee’s discretion, no awards can be paid from the Corporate Performance Fund to any employee if Potlatch does not achieve an ROE in excess of 5%. In 2005, Potlatch earned $33.0 million, or $1.13 per diluted share for an ROE of 4.9%. 2005 earnings reflected approximately $5.9 million in expenses related to Potlatch’s conversion to a real estate investment trust, which had the effect of reducing the ROE by 0.9%. Because these expenses were incurred in the course of executing a significant strategic decision for the long-term benefit of stockholders, the Committee chose to exercise its discretion and disregarded the real estate investment trust-related expenses for purposes of the 2005 ROE calculation. As a result, the Committee used an ROE of 5.8%, which ranked Potlatch 17th, or at the 50th percentile for ROE performance among the 32-company peer group for the most recently reported twelve months’ financial results for each company, and therefore a standard bonus modifier of 0.79 was applied in the calculation.

Also under the terms of the Plan and subject to the Committee’s discretion, no awards can be paid from the Operating Division Performance Fund to eligible operating division employees if the employees’ respective operating division did not achieve an ROIC equal to or greater than 8%. Each year, the Committee approves an ROIC scale for each operating division based upon that division’s operating budget for that year relative to that division’s invested capital. At the end of the year, the ROIC is calculated and the result is compared to the Committee’s pre-approved scale to determine a modifier, which may range from 0.1 (in the event of an ROIC of exactly 8.0%), up to a maximum modifier of 2.0. For 2005, the Committee approved scales establishing an ROIC target of 8.0% for all divisions except for the Consumer Products Division, for which an ROIC target was established at 7.28%. After taking into consideration the 2005 performance of each operating division, the Committee established the modifiers as follows: Resource Management Division, 1.36; Wood Products Division, 1.04; and Consumer Products Division, 0.33. As the Pulp and Paperboard Division did not achieve the 8.0% ROIC hurdle, no award was paid to eligible employees in that division from the Operating Division Performance Fund.

Under the terms of the Plan applicable to awards for 2005, the aggregate pool of the Corporate Performance Fund and the Operating Division Performance Funds from which any awards are paid is generally capped at 6% of Potlatch’s pre-tax income. No award has been paid to any employee under this plan that has exceeded 140% of that employee’s base salary.

Upon the completion of the calculations for all eligible corporate and operating division employees as described in the preceding paragraphs, the Committee reserves the right under the Plan to modify individual short-term incentive awards, or awards to all eligible employees as a group, based upon its discretion after considering individual performance, operating division performance, or Potlatch’s performance. In addition to the quantitative Plan measures described above, the Committee may also consider such qualitative and quantitative measures in determining awards, such as safety performance, environmental performance, or other factors.

The Committee considered the ROE and ROIC results as outlined in the preceding paragraphs, among other factors, in approving approximately $2,961,000 in short-term incentive awards paid in March 2006 for performance in 2005 to approximately 130 senior employees.

In December 2005, upon the recommendation of the compensation consultant and in anticipation of the conversion of Potlatch to a real estate investment trust effective January 1, 2006, the Committee amended the rules and regulations governing the Management Performance Award Plan, to measure corporate performance for purposes of calculating awards based on pre-tax ROE rather than after-tax ROE effective with the 2006 award year. As real estate investment trusts generally are not subject to federal income tax like C corporations, Potlatch’s pre-tax ROE will be a more comparable measure of Potlatch’s performance against the pre-tax ROE of the 32 peer group companies, most of which are C corporations.

Long-Term Incentives.    Through 2002, Potlatch’s sole long-term incentive for senior employees was an annual grant of nonqualified stock options with an exercise price equal to the fair market value of Potlatch stock on the date of grant. In 2003, upon review of the median level of long-term incentives awarded to senior employees of the companies in Potlatch’s peer groups described in the section above titled, “Compensation Practices,” the Committee chose to replace a portion of the grant of nonqualified stock options to senior employees with performance shares to further reinforce the importance of the Company’s long-term return to shareholders. Under this revised program, in December 2003 and again in December 2004, the Committee granted a mix of stock options and performance shares as long-term incentive awards to approximately 130 senior employees.

Upon the recommendation of the compensation consultant and in anticipation of Potlatch’s conversion to a real estate investment trust effective January 1, 2006, the Committee granted in December 2005 performance shares as the only form of long-term incentive to approximately 130 senior employees. The Committee believes that performance shares will provide a superior incentive compared to stock options for employees in a real estate investment trust. The target number of the 2005 performance share awards was the median award value for each pay grade based upon competitive data provided by the compensation consultant, divided by the 10-day average closing price for Potlatch common stock for such period prior to the award grant date. The actual target award of performance shares granted to each senior employee was further subject to an increase or decrease at the Committee’s discretion based upon management’s assessment of the individual employee’s future potential performance and contributions to Potlatch.

The December 2005 award of performance shares was granted in accordance with the terms of Potlatch’s stockholder-approved 2000 Stock Incentive Plan. The Stock Incentive Plan provides the opportunity for senior employees to benefit from the results of their efforts to increase stockholder value over the long term. The awards under the Plan are intended to focus managerial efforts on enhancing stockholder value relative to our industry peers and to align the participants’ interests with those of our stockholders.

The following describes how the grant of the December 2, 2005, performance shares will be calculated and earned upon completion of the three-year performance period.

The performance shares the Committee granted have no value unless Potlatch’s total shareholder return (stock price appreciation plus dividends) exceeds pre-determined levels relative to our 32 paper and forest products industry peer group over the three-year performance measurement period that began January 1, 2006. The peer group is listed in the section titled, “Performance Graph” in this proxy statement. Awards are earned only if Potlatch’s total shareholder return is equal to or greater than the 32nd percentile of the industry peer group’s total shareholder return at the end of the three-year performance measurement period (e.g., award is equal to 25% of the target award at the threshold level). The target number of shares is earned if Potlatch’s performance is at the 55th percentile (e.g., award is equal to 100% of the target award); the maximum number of shares is earned if Potlatch’s performance is equal to or greater than the 97th percentile (e.g., award is equal to 200% of the target award). The Committee reserves the right to reduce or eliminate any award that may become payable to an employee, or to all senior employees as a group, if we determine that the total shareholder return has been insufficient, or if the financial or operational performance of the Company has been inadequate. If awards are paid out at the end of the three-year performance measurement period, the recipients will receive dividend equivalents at the time of payment equal to the cash dividends that would have been paid on the shares earned had the recipient owned the shares during the three-year period. The award and the dividend equivalents are paid in the form of shares of common stock, and the shares and dividend equivalents have no voting rights unless and until they are paid at the end of the three-year performance period.

In February 2006, the Board of Directors approved, and Potlatch paid on March 31, 2006, a special distribution of $15.15 per common share in cash and stock to all stockholders of record as of the close of business on February 13, 2006 in connection with Potlatch’s required distribution of all historical accumulated earnings and profits earned as a C corporation (the “E&P Distribution”). Under the terms of the 1989, 1995 and 2000 Stock Incentive Plans, the E&P Distribution constituted a recapitalization, requiring an equitable adjustment to all options that had been awarded but not exercised by the record date to account for the effect of the E&P Distribution on the price of Potlatch’s common stock. The Committee, as plan administrator, approved the adjustment, which increased the number of shares subject to outstanding options by approximately 43.2% and decreased the exercise price of outstanding options by approximately 43.2%. The adjustment was made in accordance with FASB No. 123R in order to maintain the same aggregate intrinsic value to all holders of Potlatch’s outstanding stock options immediately before and after the ex-dividend date for the E&P Distribution and was not implemented for the purpose of providing any additional compensation to Potlatch’s officers or directors.

At March 1, 2006, there were 1,155,133 nonqualified stock options outstanding, 24,401 restricted stock units previously granted but not yet vested and a maximum of 492,650 performance shares previously granted but not yet vested. There were 10,528 shares available for future use under the 2000 Stock Incentive Plan, 1.57 million shares available for future use under the 2005 Stock Incentive Plan, and no shares available under any prior plan.

Officer Stock Ownership Guidelines

In the interest of promoting and increasing equity ownership of Potlatch shares by senior officers, the Board of Directors adopted in December 2003 stock ownership guidelines for the senior officers who serve on Potlatch’s Management Committee. Under the guidelines, each senior officer is required to acquire within five years a specified number of shares as shown in the table below and during such period must meet increasingly higher interim ownership guidelines each year. Any shares of Potlatch common stock beneficially owned by the senior officer, held in a brokerage account or in Potlatch’s 401(k) Savings Plan, any common stock units owned that result from deferred awards paid under the short-term incentive program and any vested restricted stock units count toward the ownership guidelines. Shares subject to stock options and unearned performance shares do not count toward the ownership guidelines. In the event that the ownership guideline is not met in any of those years, or the guideline is not maintained after the initial guideline is met, awards under the Management Performance Award Plan will automatically be paid 50% in cash and 50% in stock and any performance share award that is earned must be retained to the extent necessary to meet this guideline.

• Chief Executive Officer	60,000
• Operating Division Vice President	12,000
• Staff Vice President	7,500

The table in this proxy statement titled, “Stock Ownership” outlines the progress of the Chief Executive Officer and the named executive officers relative to their respective guidelines. As of March 15, 2006, all the named executive officers have met their respective guidelines. In respect of the Special E&P Distribution to be paid on March 31, 2006, the Board of Directors has approved amendments to the stock ownership guideline amounts listed above, increasing each by approximately 25 percent.

A copy of the stock ownership guidelines is available by going to Potlatch’s web site at www.potlatchcorp.com, and clicking “Corporate Governance,” then “Management.”

Personal Benefits

Potlatch seeks to maintain an egalitarian culture in its facilities and offices. Officers and senior employees are not entitled to operate under different standards than other Potlatch employees. Potlatch does not provide officers and senior employees with reserved parking spaces, company cars, country club memberships or separate dining facilities. Nor does Potlatch provide personal benefit perquisites to officers and senior employees such as the use of aircraft (Potlatch does not own or routinely lease aircraft) or defray the cost of personal entertainment or family travel. Although Potlatch maintains a Supplemental Benefit Plan due to Internal Revenue Service limitations, we do not have a supplemental executive retirement program. We do, however, have a special agreement with Mr. Covey to provide him with retirement benefits equal to the retirement benefits at age 55 that he would have been entitled to at age 55 had he remained with his former employer. Our health care and other medical insurance programs are the same for all salaried employees, including officers, with the exception that highly compensated employees pay a larger percentage of their insurance premiums than other employees. The loan program, provided as a feature of participation in Potlatch’s 401(k) savings plans, is not available to executive officers. There are no outstanding loans of any kind to any executive officer, and since 2002, federal law has prohibited any new company loans to executive officers for any reason. We expect our officers and senior employees to be role models under Potlatch’s Corporate Conduct and Ethics Code, which is applicable equally to the members of the Board of Directors and all employees, including officers.

2005 Compensation of the Chief Executive Officer and the Named Executive Officers

The 2005 compensation of Potlatch’s Chief Executive Officer, Mr. Siegel, and the named executive officers, Messrs. Kelly, Zuehlke, Olson and Seamans, consisted of three elements: base salary, a short-term incentive bonus award and a grant of performance shares.

The Committee approved the compensation amounts, awards and grants to these individuals based upon a review and assessment of their performance relative to the objectives contained in their respective performance plans, Potlatch’s financial performance as described in the section above titled, “Short-term Incentive Plan,” and, with the assistance of the compensation consultant, the Committee’s review of competitive data for compensation paid to individuals in similar positions with Potlatch’s peer companies, as described in the section above titled, “Compensation Practices.”

Chief Executive Officer.    Based on our assessment of the factors described above, the Committee approved a 4.6% increase in Mr. Siegel’s base salary in March 2005, to an annual rate of $650,000, which approximated the median of competitive practice based upon competitive survey data. As Mr. Siegel retired as Chief Executive Officer effective February 6, 2006, and will remain as Chairman of the Board through 2006, the Committee and Mr. Siegel mutually agreed to maintain Mr. Siegel’s base pay at $650,000 until his retirement in December 2006. Based on Potlatch’s 2005 financial performance as described in the section above titled, “2005 Company Performance,” the Committee approved a short-term incentive bonus award to Mr. Siegel under the Management Performance Award Plan in February 2006 of $397,500. Mr. Siegel chose to defer receipt of 50% of this award in the form of Potlatch common stock units until after he retires from employment with Potlatch. The Committee did not grant Mr. Siegel any long-term incentive award in December 2005 due to his scheduled retirement as CEO on February 6, 2006. In the case of each of the compensation components for Mr. Siegel approved by the Committee as outlined above, the Board of Directors ratified each decision. Mr. Siegel does not have an employment agreement with Potlatch.

Named Executive Officers.    Based on our assessment of the factors described above, and upon recommendations made by the Chief Executive Officer that were reviewed by the compensation consultant, the Committee approved increases in base salaries for the named executive officers in March 2005, short-term incentive bonus awards under the Management Performance Award Plan in March 2006, and target awards of performance shares in December 2005. None of the named executive officers have an employment agreement with Potlatch.

2006 Compensation of the President and Chief Executive Officer

On December 5, 2005, Potlatch announced that Mike Covey had been appointed President and Chief Executive Officer and elected a Director effective February 6, 2006. The Committee approved and the Board of Directors ratified the material terms and conditions of Mr. Covey’s employment as President and Chief Executive Officer.

Mr. Covey received an employment agreement with a three-year term commencing February 6, 2006, at an initial annual base salary of $625,000, subject to increase in the discretion of the Board. On February 6, 2006, Mr. Covey received the following one-time payments and incentive awards in order to replace the value of compensation that would have been available to Mr. Covey at Mr. Covey’s former employer: i) a cash payment of $425,000, ii) an award of 24,401 restricted stock units, increased by the amount of dividends paid during the vesting period, such restricted stock units to vest 20% on the first and second anniversaries of the award and 60% on the third anniversary thereof, and iii) a performance share award for the period 2005 through 2007 of 15,528 shares, with a payment in shares of Company stock ranging from zero to two times the award amount depending on Potlatch’s relative total shareholder return during such period compared to the 32-company peer group.

Mr. Covey will participate in the Management Performance Award Plan with a target annual bonus opportunity of $406,250 in 2006 and 65% of base salary in future years. The actual bonus may range from zero to 200% of the target amount based on corporate performance criteria to be established by the Committee and will be subject to further modification ranging from 0 to 1.4 times the bonus amount based on the results of individual performance metrics for Mr. Covey to be established by the Committee. Mr. Covey will also participate in the long-term incentive award plan. Mr. Covey received a performance share award of 20,800 shares for the period 2006 through 2008, with a payment in shares of Company stock ranging from zero to two times the award amount depending on Potlatch’s relative total shareholder return during such period compared to the 32-company peer group. Mr. Covey will participate in the long-term incentive plan after 2006 on terms to be established by the Committee.

Mr. Covey will receive other benefits available to officers, including participation in the Potlatch Salaried Retirement Plan and the Potlatch Supplemental Retirement Plan. Mr. Covey’s agreement with the Company also provides him with retirement benefits at age 55 equal to the retirement benefits that he would have been entitled to at age 55 had he remained with his former employer, offset by any retirement benefit paid by his former employer. If Mr. Covey voluntarily terminates his employment during the three-year term of his employment agreement, he will receive accrued salary and benefits and a pro-rated annual bonus for the year of termination and will forfeit all unvested performance shares and unvested restricted stock units. If Mr. Covey’s employment is terminated by Potlatch during the three-year term of his employment agreement other than for cause, he will receive in addition, among other things, 24 months’ salary and target bonus and accelerated vesting of the restricted stock units described above. If Mr. Covey’s employment is terminated in connection with a change in control of Potlatch, he will receive, among other things, a lump sum payment equal to three times his base salary plus target bonus, a pro-rated portion of his performance share award and accelerated vesting of the restricted stock units described above, all grossed up for excise taxes. Mr. Covey is prohibited from competing, soliciting employees or affiliates, and disclosing confidential information for two years following his separation from Potlatch.

The Committee has also reviewed all components of Mr. Covey’s compensation, including base salary, short-term incentive bonus awards and long-term incentive grants as described above, plus the cost to Potlatch of any other salaried employee benefits and the projected payout obligations of Potlatch under several potential severance and change-in-control scenarios. Based on this review, the Committee finds that Mr. Covey’s total compensation (and in the case of the severance and the change-in-control scenarios, the potential payouts) in the aggregate to be reasonable and not excessive.

The Executive Compensation and

Personnel Policies Committee Members

William T. Weyerhaeuser, Chair

Jerome C. Knoll

Lawrence S. Peiros

Gregory L. Quesnel

Michael T. Riordan

Judith M. Runstad

PERFORMANCE GRAPH

Comparison of Five-Year Total Returns*

	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05
S&P 500 Composite	$100	$88	$69	$88	$98	$103
S&P 400 Mid-Cap	100	99	85	115	134	151
Peer Group	100	98	87	112	125	115
Potlatch Corporation	100	91	75	112	173	177

The self-constructed peer group listed below has been reduced by one company from the peer group which appeared in last year’s proxy statement. Georgia-Pacific Corporation ceased to be a publicly traded company during 2005, which reduced the peer group to 32 companies. The self-constructed peer group includes aggregate five-year performance data for the following companies:

Abitibi Consolidated, Inc.

Bowater, Inc.

Canfor Corporation

Caraustar Industries, Inc.

Cascades, Inc.

Catalyst Paper Company

(formerly Norske Skog)

Chesapeake Corporation

Deltic Timber Corporation

Domtar, Inc.

Glatfelter

International Forest

Products Ltd.

International Paper Company

Kimberly-Clark Corporation

Longview Fibre Company

Louisiana-Pacific Corporation

MeadWestvaco Corporation

Norbord, Inc.

Packaging Corporation of America

Packaging Dynamics Corporation

Plum Creek Timber Company, Inc.

Pope & Talbot, Inc.

Rayonier, Inc.

Rock-Tenn Company

Smurfit-Stone Container Corporation

Sonoco Products Company

Taiga Building Products, Ltd. (formerly Taiga Forest)

Tembec, Inc.

Temple-Inland, Inc.

Universal Forest Products, Inc.

West Fraser Timber Company

Western Forest Products

Weyerhaeuser Company

*  Assumes $100 was invested on December 31, 2000. Total return assumes quarterly reinvestment of dividends.

COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

The table below shows, for the past three years, the cash compensation and incentives paid or payable to, or deferred for the accounts of, the Chief Executive Officer and each of our four other most highly compensated executive officers in 2005.

Summary Compensation Table

				Long-Term Compensation		All Other Compensation (4)
		Annual Compensation		Awards	Payouts
				Securities Underlying Options/SARs (3)	LTIP Payouts
Name and Principal Position	Year	Salary (1)	Bonus (2)
L. Pendleton Siegel	2005	$645,050	397,500	—	$—	$64,052
Chairman of the Board and	2004	616,120	880,000	19,200	—	45,978
Chief Executive Officer	2003	593,330	478,600	27,714	—	24,920

Richard K. Kelly	2005	$292,660	126,500	—	$—	$24,253
Vice President,	2004	293,610	284,800	4,510	—	19,316
Wood Products Division	2003	283,680	166,300	4,199	—	11,915

Gerald L. Zuehlke	2005	$277,960	98,800	—	$—	$1,823
Vice President and	2004	256,160	235,700	4,100	—	15,526
Chief Financial Officer	2003	228,670	113,500	2,834	—	10,096

John R. Olson	2005	$291,880	162,400	—	$—	$24,425
Vice President,	2004	292,810	195,700	4,305	—	17,257
Resource Management Division	2003	282,900	118,600	4,199	—	10,096

Harry D. Seamans	2005	$267,650	47,600	—	$—	$19,456
Vice President,	2004	256,390	195,600	4,510	—	16,163
Pulp and Paperboard Division	2003	233,700	63,800	4,199	—	22,179

(1)    This column represents the base salary paid to the named executive officers in the years shown. Salary increases for merit, if granted, occur on March 1 except in those years in which a promotion occurs. The named executive officers, except for Messrs. Kelly and Olson in 2004, received merit increases on March 1 in each of the three years shown. Messrs. Kelly and Olson received lump-sum payments of $8,550 and $8,530, respectively, on March 1, 2004, in lieu of merit increases as a result of their positioning in Potlatch’s base salary structure.

(2)    This column represents short-term incentive bonuses awarded to the named executive officers in the years shown under the Management Performance Award Plan. The totals shown in 2004 and 2005 for the named executive officers, except Mr. Siegel, were paid in cash. Mr. Siegel elected to defer receipt of his 2004 award and 50% of his 2005 award until he retires from Potlatch at the end of 2006. The totals shown in 2003 for the named executive officers, except Messrs. Siegel and Olson, were paid 50% in cash and 50% in common stock. For the 2003 award, Messrs. Siegel and Olson elected to defer receipt of their awards into common stock units until they retire from Potlatch.

(3)    No stock options were granted to the named executive officers in 2005.

(4)    This column represents matching contributions by Potlatch under the Salaried Employees’ 401(k) Savings Plan. Mr. Seamans’ 2004 and 2003 amounts include $2,715, and $13,186, respectively, of relocation costs.

The table below shows the stock options exercised during 2005 by the named executive officers and the number of unexercised stock options held on December 31, 2005.

Aggregated Option/SAR Exercises in Last Fiscal Year, Fiscal Year-End Option/SAR Values

Name	Shares Acquired on Exercise		Value Realized	Number of Securities Underlying Unexercised Options/SARs At Fiscal Year-End (1)		Value of Unexercised In-the-Money Options/SARs At Fiscal Year-End (1) (2)
				Exercisable	Unexercisable	Exercisable	Unexercisable
L. Pendleton Siegel	90,281	(3)	$1,584,734	186,063	—	$2,090,659	$—
Richard K. Kelly	—		—	15,532	—	268,516	—
Gerald L. Zuehlke	14,277		204,136	6,934	—	55,847	—
John R. Olson	1,680		14,626	32,729	—	522,978	—
Harry D. Seamans	—		—	12,173	—	176,883	—

(1)	The amounts shown in this column do not reflect the adjustment required under the terms of the 1989, 1995, and 2000 Stock Incentive Plans in connection with the E&P Distribution paid by Potlatch in March 2006 (see the Executive Compensation and Personnel Policies Committee Report on Executive Compensation) as this table is required to display unexercised stock options as of the most recent fiscal year end.

(2)	Based on Potlatch’s closing common stock price of $50.98 on December 31, 2005.

(3)	Included in the total shares acquired on exercise for Mr. Siegel are 10,000 shares of Potlatch common stock that he exercised and held. The remaining shares acquired on exercise were sold.

The table below shows the performance shares granted during 2005 to the named executive officers, the performance period of such shares and the estimated range of the number of shares to be paid.

Long-Term Incentive Plans – Awards in Last Fiscal Year

Name	Number of Shares (2)	Performance or Other Period Until Maturation or Payout (3)	Estimated Future Payouts Under Non-Stock Price Based Plans (#) (4)
			Threshold	Target	Maximum
L. Pendleton Siegel (1)	—	December 31, 2008	—	—	—
Richard K. Kelly	4,620	December 31, 2008	1,155	4,620	9,240
Gerald L. Zuehlke	4,840	December 31, 2008	1,210	4,840	9,680
John R. Olson	4,620	December 31, 2008	1,155	4,620	9,240
Harry D. Seamans	4,620	December 31, 2008	1,155	4,620	9,240

(1)	Mr. Siegel was not granted performance shares in December 2005 because of his decision to retire as Chief Executive Officer effective February 6, 2006.

(2)	Performance shares granted pursuant to the 2000 Stock Incentive Plan on December 2, 2005.

(3)	The performance period for each grant begins on January 1, 2006, and ends on December 31, 2008, as indicated in the chart above. Upon the conclusion of the performance period, a long-term

(notes continue on next page)

incentive plan (LTIP) payout, if any, will be reported in the Summary Compensation Table. Should an award be paid, the named executive officers listed in the Summary Compensation Table will be required to retain 50% of the shares earned until they have met the Officer Stock Ownership Guidelines.

(4)	If the performance goals are met, awards are made in stock at the end of the performance period. The actual amount of any award of stock is determined by Potlatch’s total shareholder return, on a percentile basis, relative to the 32-company peer group over the same period. For the above grants, the percentile performance targets and corresponding awards as a percentage of target, are:

Performance	Percentile Rank (Versus Peer Companies)	Award Earned (Percent of Target)

• Threshold	32nd Percentile	25% of Target
• Target	55th Percentile	100% of Target
• Maximum	97th Percentile	200% of Target

Other Employee Benefit Plans

Pension Plan Table.    This table shows the estimated annual pension benefits payable under Potlatch’s Salaried Employees’ Retirement Plan and Supplemental Benefit Plan at normal retirement date to a participant with the remuneration and years of credited service shown.

Remuneration	Years of Credited Service
	10	15	20	25	30	35
$ 200,000	$27,559	$41,339	$55,118	$68,898	$82,678	$96,457
400,000	57,559	86,339	115,118	143,898	172,678	201,457
600,000	87,559	131,339	175,118	218,898	262,678	306,457
800,000	117,559	176,339	235,118	293,898	352,678	411,457
1,000,000	147,559	221,339	295,118	368,898	442,678	516,457

Under the Retirement Plan and the Supplemental Benefit Plan, remuneration includes: 1) base salary, and 2) bonus awards under the Management Performance Award Plan whether paid or deferred, and is set equal to the highest annual average of such amounts for any five-year period out of the last 10-year period prior to the termination of employment.

The plans recognize bonuses and incentives in the year paid. However, for participants required to retire no later than age 65, the plans calculate benefits as if the participant received a standard bonus award under the Management Performance Award Plan, even if the award was not paid. Benefits under the plans are computed as straight-life annuity amounts and are not subject to reduction by Social Security and other benefits.

The remuneration of the named executive officers (calculated as described in the paragraph immediately above) for the most recent year was: Mr. Siegel, $1,045,528; Mr. Kelly, $420,937; Mr. Zuehlke, $391,276; Mr. Olson, $419,806; and Mr. Seamans, $381,068. The full years of credited service for the named executive officers as of December 31, 2005, were: Mr. Siegel, 26; Mr. Kelly, 30; Mr. Zuehlke, 33; Mr. Olson, 27; and Mr. Seamans, 28.

Severance Program for Executive Employees.    Under the Severance Program for Executive Employees, participants who are terminated for reasons other than misconduct, who resign within two years after a material diminution in compensation, benefits, assigned duties, responsibilities, privileges or perquisites, or who resign rather than relocate at Potlatch’s request will receive severance pay of up to 12 months’ base salary and benefits for the same period under Potlatch’s medical, dental, basic accidental death and dismemberment, and life insurance plans. As described in the Executive Compensation and Personnel Policies Committee Report on Executive Compensation, Mr. Covey has an agreement with the Company providing him with severance benefits of up to twenty-four months’ base salary, target bonus, and benefits in the event of a termination of employment.

Depending upon their present position with Potlatch, participants who are terminated or resign under the circumstances described above after a “change in control” of Potlatch can receive severance pay of 2 1/2 to 3 times the sum of base salary and standard bonus. Participants are also entitled to receive benefits for 2 1/2 to 3 years under Potlatch’s medical, dental, disability, basic accidental death and dismemberment, and life insurance plans, and the value of their unvested benefits, if any, in the Salaried Employees’ Savings Plan, Retirement Plan and Supplemental Benefit Plan. Potlatch will offset any Federal excise and related income taxes payable on all payments received by participants. All principal officers, vice presidents and certain other designated employees participate in the program.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is composed of four outside (non-employee) Directors, all of whom meet the New York Stock Exchange listing standards for Director independence. The Audit Committee is an “audit committee” for purposes of Section 3(a)(58) of the Securities Exchange Act of 1934. The Committee is governed by a Charter that is annually reviewed by the Committee and the Board of Directors. A copy of the Audit Committee Charter is attached to this proxy statement as Appendix B.

The Committee is responsible for providing oversight on matters relating to Potlatch’s accounting, financial reporting and internal controls. In performing its functions, the Committee acts only in an oversight capacity and necessarily relies on the work and assurances of management, which has the primary responsibility for financial statements and reports, and of the independent auditor, who, in its report, expresses an opinion on the conformity of the company’s annual financial statements to generally accepted accounting principles in the United States. During fiscal year 2005, the Committee met eight times, including four in-person meetings.

In connection with the audit process, the Committee obtained from the independent auditor, KPMG LLP, a formal written statement describing the non-audit relationships between KPMG LLP and Potlatch consistent with Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the Committee discussed with KPMG LLP whether any relationships may affect KPMG LLP’s independence. The Committee also discussed the quality and adequacy of Potlatch’s internal controls with management, the internal auditor and the independent auditor. The Committee reviewed with the independent auditor and the internal auditor their respective audit plans, audit scope, and identification of audit risks, and with the internal auditor reviewed and discussed the results of the internal audit examinations.

The Committee reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2005, with management and with KPMG LLP outside the presence of management. The Committee also discussed with KPMG LLP the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended, Communication with Audit Committees.

Based on these reviews and discussions with management, KPMG LLP and the internal auditor, the Committee recommended to the Board that Potlatch’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2005, for filing with the Securities and Exchange Commission. The Board approved this recommendation.

The Audit Committee Members

Boh A. Dickey, Chair

Ruth Ann M. Gillis

Jerome C. Knoll

Gregory L. Quesnel

Fees Paid to Independent Auditor in 2005 and 2004

The Audit Committee has considered and determined that the services provided by KPMG LLP in fiscal year 2005 are compatible with the auditor’s independence. The following table shows fees for professional services rendered by KPMG LLP for the audit of Potlatch’s financial statements for the years ended December 31, 2005, and 2004, and fees billed for other services rendered by KPMG LLP during each of these years.

	Audit Fees (1)	Audit-Related Fees (2)	Tax Fees	All Other Fees
2005	$1,273,509	$73,000	$—	$—

2004	1,225,500	81,500	—	—

(1)	Audit fees represent fees for the audit of Potlatch’s annual financial statements, the audit of internal controls over financial reporting and reviews of the quarterly financial statements. The 2005 fees also include an amount for services in connection with Potlatch’s conversion to a real estate investment trust.

(2)	Audit-related fees represent fees for the audit of Potlatch’s defined benefit plans, audit of the Annual Reports on Form 11-K and for 2004, implementation assistance for Potlatch’s assessment of internal controls over financial reporting.

In connection with the sale of Potlatch’s oriented strand board manufacturing facilities during 2004, fees for audit services in the amount of $455,000 in 2004 and $10,000 in 2005 were paid directly to KPMG LLP by the purchaser of such facilities, Ainsworth Lumber Co., Ltd. As the fees were not paid directly to KPMG LLP by Potlatch, the fees are not included in the table above.

All audit services, audit-related services and tax services for fiscal year 2005 were pre-approved by the Audit Committee. The Audit Committee Policy for Pre-approval of Independent Auditor Services and Fees provides for pre-approval of audit, audit-related, tax and other services specifically described by the Committee on an annual basis. A copy of the Policy can be found on Potlatch’s web site by going to www.potlatchcorp.com, and clicking “Corporate Governance,” then “Committee Composition,” and then “Audit Committee.” Under the terms of the Policy, unless a type of service to be provided by the independent auditor has received general pre-approval, it will require specific pre-approval by the Audit Committee. In addition, any proposed services anticipated to exceed pre-approved cost levels must be separately approved. The policy authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services. The member or members to whom such authority has been delegated must report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

GENERAL INFORMATION

Stockholder proposals

To be considered for inclusion in the proxy statement for Potlatch’s 2007 Annual Meeting of Stockholders, stockholder proposals must be received at Potlatch’s offices no later than December 8, 2006. All stockholder proposals must meet the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended.

Section 16(a) Beneficial Ownership Reporting Compliance

Under U.S. securities laws, Directors, certain executive officers and any person holding more than 10% of Potlatch’s common stock must report their initial ownership of the common stock and any changes in that ownership to the Securities and Exchange Commission. The Securities and Exchange Commission has designated specific due dates for these reports and Potlatch must identify in this proxy statement those persons who did not file these reports when due. Based solely on its review of copies of the reports filed with the Securities and Exchange Commission and written representations of its Directors and executive officers, Potlatch believes all persons subject to reporting filed the required reports on time in 2005.

Compensation Committee Interlocks and Insider Participation

William T. Weyerhaeuser, Jerome C. Knoll, Lawrence S. Peiros, Gregory L. Quesnel, Michael T. Riordan and Judith M. Runstad served as members of the Executive Compensation and Personnel Policies Committee during 2005. All are outside (non-employee) Directors of Potlatch, and none of our named executive officers served as a Director or as a member of a compensation committee of any business entity employing any of our Directors during 2005.

Other Information

Potlatch will make available, free of charge, any of the following documents at the request of stockholders or other interested parties:

Filings with the Securities and Exchange Commission

■	Annual Reports on Form 10-K
■	Quarterly Reports on Form 10-Q
■	Current Reports on Form 8-K
■	Registration Statements
■	Beneficial Ownership Reports for Directors and Executive Officers

Corporate Governance Documents

■	Corporate Governance Guidelines
■	Corporate Conduct and Ethics Policy
■	Audit Committee Charter
■	Finance Committee Charter
■	Executive Compensation and Personnel Policies Committee Charter
■	Nominating and Corporate Governance Committee Charter
■	Director Independence Policy
■	Audit Committee Independence and Financial Expert Policy
■	Audit Committee Policy for Pre-approval of Independent Auditor Services and Fees
■	Audit Committee Policy for Hiring Employees and Former Employees of the Independent Auditor
■	Director Stock Ownership Guidelines
■	Officer Stock Ownership Guidelines

These documents are available for downloading or printing by going to Potlatch’s web site at www.potlatchcorp.com, and clicking “Corporate Governance”. You may also submit a request for printed copies by e-mail to investorinfo@potlatchcorp.com or by mail to the following address:

Potlatch Corporation

Attn: Corporate Secretary

601 W. Riverside Avenue, Suite 1100

Spokane, WA 99201

PROPOSAL 1 – ELECTION OF DIRECTORS

We recommend a vote FOR each nominee.

Potlatch’s Board of Directors is divided into three classes serving staggered three-year terms. At the Annual Meeting, you and the other stockholders will elect four individuals to serve as Directors until the 2009 Annual Meeting. Each of the nominees listed below has been nominated by the Nominating and Corporate Governance Committee in accordance with the Committee’s Director Nomination Policy. The Committee has carefully considered the fact that Mr. Driscoll would be absent from any meetings of the Board of Directors held during his overseas military deployment described below, the quality of his contributions as a Director and his business experiences and skills in nominating him for re-election to the Board of Directors.

The individuals named as proxies on the enclosed proxy card will vote FOR the election of all nominees unless you direct them to withhold your votes. Each of the nominees is now a member of the Board of Directors. If any nominee becomes unable to serve as a Director before the meeting (or decides not to serve), the individuals named as proxies may vote for a substitute nominee proposed by the Board or we may reduce the number of members of the Board. We recommend a vote FOR each nominee listed below.

Nominees for Election at This Meeting to a Term Expiring in 2009

Boh A. Dickey

Age 61, a Director since July 2000.

William L. Driscoll

Age 43, a Director since January 2004. In early 2006, Mr. Driscoll joined a United States Marine Corps reserve unit as an economics officer and has been deployed overseas for what is expected to be a seven month period. Mr. Driscoll is expected to be absent from those meetings of the Board of Directors that occur while he is overseas and will not be compensated by Potlatch during that time.

Ruth Ann M. Gillis

Age 51, a Director since November 2003.

Judith M. Runstad

Age 61, a Director since March 1999.

The affirmative vote of a majority of the common stock present in person or by proxy at the Annual Meeting is required to elect each of the nominees for Director listed in Proposal 1.

PROPOSAL 2 – RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITOR

We recommend a vote FOR this proposal.

KPMG LLP, a registered public accounting firm, presently serves as Potlatch’s independent auditor and conducted the audit of Potlatch’s consolidated financial statements and internal controls over financial reporting for fiscal year 2005. A summary of the fees paid by Potlatch to KPMG LLP in connection with its audits for fiscal years 2005 and 2004 can be found in the section titled, “Fees Paid to Independent Auditor in 2005 and 2004” in this proxy statement.

Based upon its review of KPMG LLP’s qualifications, independence and performance, the Audit Committee of the Board of Directors has appointed KPMG LLP to serve as Potlatch’s independent auditor for fiscal year 2006.

The appointment of Potlatch’s independent auditor is not required to be submitted for ratification by the stockholders. The listing standards of the New York Stock Exchange provide that the Audit Committee is solely responsible for the appointment, compensation, evaluation and oversight of the independent auditor. However, as a matter of good corporate governance, the Audit Committee is submitting its appointment of KPMG LLP as independent auditor for fiscal year 2006 for ratification by the stockholders.

If the stockholders fail to ratify the appointment of KPMG LLP, the Audit Committee may reconsider whether to retain KPMG LLP, and may continue to retain that firm or appoint another firm without resubmitting the matter to the stockholders. Even if the stockholders ratify the appointment of KPMG LLP, the Audit Committee may, in its discretion, appoint a different independent auditor for Potlatch if it determines that such a change would be in the best interests of Potlatch and its stockholders.

The affirmative vote of a majority of the shares present or represented by proxy and entitled to vote is required to ratify the appointment of the independent auditor.

Appendix A

DIRECTOR INDEPENDENCE POLICY

BOARD OF DIRECTORS

POTLATCH CORPORATION

Principles

It is the practice and expectation of the Board of Directors that all Directors will exercise their independent judgment diligently and in good faith and in the best interests of the Company and its stockholders. The Board of Directors will be comprised of a majority of independent Directors. No Director will qualify as independent until the Board of Directors affirmatively determines that the Director has no material relationship with the Company. Such determination will be made in accordance with the independence criteria described below. This Policy and the determination made by the Board of Directors will be disclosed in the Company’s annual proxy statement.

Independence Criteria

1.	A Director who is an employee, or whose immediate family member is an executive officer, of the Company is not independent until three years after the end of such employment relationship. An immediate family member includes: children, stepchildren, grandchildren, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, daughter-in-law, son-in-law, brother-in-law, or sister-in-law, and anyone (other than domestic employees) who share the Director’s home, including adoptive relationships.

2.	A Director who receives, or whose immediate family member receives, more than $100,000 per year in direct compensation from the Company, other than through Director and Committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not independent until three years after the Director ceases to receive more than $100,000 per year in such compensation.

3.	A Director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the Company is not independent until three years after the end of the affiliation or the employment or auditing relationship.

4.	A Director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the Company’s present executives serve on that company’s compensation committee is not independent until three years after the end of such service or the employment relationship.

5.	A Director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payment from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2%, of such other company’s consolidated gross revenues, is not independent until three years after falling below such threshold.

A-1

Appendix B

AUDIT COMMITTEE CHARTER

BOARD OF DIRECTORS

POTLATCH CORPORATION

Committee Purpose

The Audit Committee is a standing Committee established by the Board of Directors of Potlatch Corporation whose purposes are to:

a.	Assist Board oversight of the following:

(i)	the integrity of Potlatch Corporation’s financial statements;

(ii)	Potlatch Corporation’s compliance with legal and regulatory requirements;

(iii)	the independent auditor’s qualifications and independence; and

(iv)	the performance of Potlatch Corporation’s internal audit function and independent auditors; and

b.	Prepare the Audit Committee Report to be included in the Potlatch Corporation annual proxy statement as required by the rules of the Securities and Exchange Commission (SEC).

The role of the Audit Committee is to provide oversight on matters relating to accounting, financial reporting, internal controls, auditing, legal and regulatory compliance activities and other matters as the Board of Directors deems appropriate. The Committee’s role is limited to this oversight. It is not the duty of the Audit Committee to plan or conduct audits or to determine that Potlatch Corporation’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations or to determine that internal controls are adequate and appropriate. These are the responsibilities of Management and the independent auditor. In adopting this Charter, the Board of Directors acknowledges that the Audit Committee members are not providing any expert or special assurance as to Potlatch Corporation’s financial statements or any professional certification as to the independent auditor’s work or auditing standards. Each member of the Audit Committee is entitled to rely on the integrity of those persons and organizations within and outside Potlatch Corporation that provide information to the Audit Committee and the accuracy and completeness of the financial and other information provided to the Audit Committee by such persons and organizations absent actual knowledge to the contrary.

Committee Membership and Procedures

The Audit Committee shall consist of a minimum of three Directors, as determined from time to time by the Board of Directors, one of whom shall be appointed as Chair of the Committee. The members and the Chair of the Committee will be appointed by the Board and shall serve at the pleasure of the Board. A majority of the members of the Committee shall constitute a quorum. The Chair (or in his or her absence, a member designated by the Chair) shall preside at all meetings of the Audit Committee. The Chair shall be responsible for leadership of the Audit Committee, including scheduling meetings, preparing agendas and making reports to the Board of Directors.

The entire Audit Committee or any individual Audit Committee member may be removed from office without cause by the affirmative vote of a majority of the Board of Directors. Any Audit Committee member may resign effective upon giving oral or written notice to the Chairman of the Board of Directors, the Corporate Secretary or the Board of Directors (unless the notice specifies a later time for the effectiveness of such resignation).

Independence and Other Qualifications

Each Director who serves on the Audit Committee shall meet the objective test of “independence” which has been established by the Board of Directors or, in the absence of such test, the Board of Directors shall make an individual determination that such Director is independent within the meaning of any applicable law or any listing standard or rule established by the New York Stock Exchange (NYSE) and applicable to the Committee. Each member of the Audit Committee shall also meet any additional independence or experience requirements as may be established from time to time by the NYSE or the SEC and applicable to the Audit Committee.

The Board of Directors shall endeavor to appoint at least one member to the Audit Committee who is a “financial expert” as such term may be defined from time to time by the SEC.

Committee Meetings

The Committee shall meet at the call of the Chair upon notice given in accordance with the By-laws of Potlatch Corporation. Meetings may also be called, subject to required notice, at any time by any member of the Committee or by the Chairman of the Board or the Vice Chair of the Board. The Audit Committee may include in its meetings or in separate executive sessions members of Management, the internal auditors, the independent auditors or other persons employed or retained by Potlatch Corporation or the Audit Committee.

Delegation to Subcommittee

The Audit Committee shall have the authority to delegate to a subcommittee consisting of one or more designated members of the Audit Committee the authority to conduct such of the Audit Committee’s duties and responsibilities as are provided in the resolutions of the Audit Committee, except to the extent such delegation is limited by applicable law or listing standard. The actions of any subcommittee to whom authority is delegated under this paragraph shall be reported to the full Audit Committee.

Resources and Authority

The Audit Committee shall have the resources and appropriate authority to discharge its duties and responsibilities, including the authority to select, retain, terminate, and approve the fees and other retention terms of outside legal, accounting or other advisors to assist the Audit Committee or a member of the Audit Committee engaged in conducting the Audit Committee’s duties and responsibilities, as it deems appropriate, without seeking Board approval.

Duties and Responsibilities

The following shall be the common recurring duties and responsibilities of the Audit Committee in carrying out its oversight role. These duties and responsibilities are set forth below as a guide to the Audit Committee with the understanding that the Audit Committee may alter or supplement them as appropriate under the circumstances to the extent permitted by applicable law, regulation or listing standard.

With respect to the independent auditor:

1.	The Audit Committee shall have the sole authority to appoint, retain, compensate, evaluate and, where appropriate, replace Potlatch Corporation’s independent auditor;

2.	The Audit Committee, or a subcommittee to which the Audit Committee shall have delegated its authority for this purpose, shall have the sole authority to approve any or all auditing services and non-audit services to be provided to Potlatch Corporation and its subsidiaries by the independent auditors in advance of the provision of these services and shall also approve the fees and terms of all non-audit services provided by the independent auditor;

3.	Obtain and review, at least annually, a report by the independent auditor describing the following:

a.	the auditors’ internal quality control procedures;

b.	any material issues raised by the most recent internal quality control review, or peer review, of the independent auditor’s firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditor’s firm, and any steps taken to deal with such issues; and

c.	all relationships between the independent auditor and Potlatch Corporation, in order to assess the independent auditor’s independence.

4.	Review any report by the independent auditor describing:

a.	all critical accounting policies and practices to be used;

b.	all alternative treatments of financial information within generally accepted accounting principles that have been discussed with Management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

c.	any other material written communications between the independent auditor and Management, such as any management letter or schedule of unadjusted differences;

5.	Following each audit, evaluate the independent auditor’s qualifications, performance and independence, including the review and evaluation of the lead partner of the independent auditor, taking into account the opinions of Management and Potlatch Corporation’s internal auditor and the report referred to in paragraph 4 above and present its conclusions to the Board of Directors;

With respect to Potlatch Corporation’s financial statements:

6.	Review and discuss with the independent auditor the matters related to the conduct of the audit required to be discussed by Statement on Auditing Standards Nos. 61 and 90 (Communications with Audit Committees), including the independent auditor’s judgment about the quality, not just acceptability, of Potlatch Corporation’s accounting principles as applied in its financial reporting;

7.	Review with the independent auditor, the internal auditor and Management the adequacy and effectiveness of Potlatch Corporation’s internal control structure and procedures and consider any recommendations for improvement of such controls;

8.	Discuss the annual audited financial statements and quarterly financial statements with Management and the independent auditor, including Potlatch Corporation’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

9.	Discuss press releases related to Potlatch Corporation’s earnings (paying particular attention to any use of “pro forma” or “adjusted” non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies;

10.	Review with the independent auditor any difficulties the independent auditor has encountered in the course of its audit, including any restrictions on the scope of the independent auditor’s activities or on access to requested information, any significant disagreements with Management and Management’s response.

11.	Review major issues regarding accounting principles and financial statement presentations, including any significant changes in Potlatch Corporation’s selection or application of accounting principles, and major issues as to the adequacy of Potlatch Corporation’s internal controls and any special audit steps adopted in light of material control deficiencies;

12.	Review analyses prepared by Management or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements;

13.	Review the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of Potlatch Corporation;

14.	Review with the independent auditor and Management the impact on the financial statements of Potlatch Corporation of significant events, transactions or changes in accounting principles or estimates that potentially affect the quality of financial reporting, prior to filing of periodic reports with the SEC or as soon as practicable if the communications cannot be made prior to filing.

15.	Recommend to the Board of Directors, based on the Audit Committee’s review and discussions with Management, the internal auditor and independent auditor, whether Potlatch Corporation’s financial statements should be included in its Annual Report on Form 10-K (or the annual report to stockholders if distributed prior to the filing of the Form 10-K).

With respect to the internal audit function:

16.	Oversee the appointment or replacement and compensation of an internal audit function, with the internal auditor reporting to the Audit Committee. The internal audit function may be staffed by employees or by an outside firm engaged by the Audit Committee;

17.	Review with the senior internal auditor the scope and plan of the work to be done by the internal auditor and the results of such work;

With respect to other matters:

18.	Oversee the adoption and disclosure of the Potlatch Corporation Corporate Conduct and Ethics Policy for Directors and Employees, including:

a.	reviewing on an annual basis with Management the Policy and the implementation and effectiveness of compliance programs thereunder; and

b.	reviewing any proposed waiver of the Policy for executive Officers or Directors and making a recommendation to the Board of Directors with respect to the disposition of any proposed waiver;

19.	Establish procedures for: (i) the receipt, retention and treatment of complaints from employees of Potlatch Corporation regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

20.	Discuss Potlatch Corporation’s policies with respect to risk assessment and risk management, including discussing the guidelines and policies to govern the process by which Management assesses and manages Potlatch Corporation’s exposure to risk;

21.	Set clear hiring policies for employees or former employees of the independent auditor;

22.	Review with the Board of Directors any issues that arise with respect to the quality or integrity of Potlatch Corporation’s financial statements, Potlatch Corporation’s compliance with legal or regulatory requirements, the performance and independence of Potlatch Corporation’s independent auditors, or the performance of the internal audit function;

23.	Review disclosures made to the Audit Committee by the Chief Executive Officer and Chief Financial Officer during their process for certification of periodic reports filed with the SEC about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in Potlatch Corporation’s internal controls.

24.	Prepare the report required by SEC rules to be included in Potlatch Corporation’s annual stockholders’ meeting proxy statement.

25.	Recommend to the Board of Directors any revisions to this Charter deemed appropriate by the Audit Committee.

Performance Evaluation

The Audit Committee shall produce and provide to the Board of Directors an annual self-evaluation of the Committee, which evaluation shall assess the Committee’s performance of its duties and responsibilities set forth in this Charter. The self-evaluation shall be conducted in such manner as the Audit Committee deems appropriate.

Potlatch

MR A SAMPLE

DESIGNATION (IF ANY)

ADD 1

ADD 2

ADD 3

ADD 4

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ADD 6

000004

Least Address Line

000000000.000 ext

000000000.000 ext

000000000.000 ext

000000000.000 ext

000000000.000 ext

000000000.000 ext

000000000.000 ext

C 1234567890 J N T

Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

123456

C0123456789

12345

PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.

A Election of Directors

1. The Board of Directors recommends a vote FOR the election of four Directors to serve until the 2009 Annual Meeting of Stockholders.

01 - Boh A. Dickey

02 - William L. Driscoll

03 - Ruth Ann M. Gillis

04 - Judith M. Runstad

For Withhold

B Issue

The Board of Directors recommends a vote FOR Proposal 2.

2. Ratification of the appointment of independent auditor.

For Against Abstain

C Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

Sign name exactly as imprinted hereon. For joint accounts, both owners should sign. In signing as attorney, executor, administrator, trustee or guardian, give full title as such. If signer is a corporation, give full corporate name and sign by duly authorized officer, showing the officer’s title.

Signature 1 - Please keep signature within the box

Signature 2 - Please keep signature within the box

Date (mm/dd/yyyy)

001CD40001

00JC5C

1 U P X

0085292

Proxy - Potlatch Corporation

Proxy for Annual Meeting of Stockholders to be Held May 8, 2006 at 10:00 a.m. local time (Pacific)

On behalf of the Board of Directors of Potlatch Corporation, this voting instruction form is solicited from participants in the Potlatch Corporation Salaried Employees’ Savings Plan. Your Shares will be voted as directed by you, but if not otherwise directed, FOR Proposal 1 and FOR Proposal 2. If you do not return this voting instruction form or vote by telephone or internet, the Trustee (Mercer Trust Company) must vote your Plan shares in the same proportion as voted by other Plan participants.

YOUR VOTE IS IMPORTANT. This proxy must be signed and dated on the reverse side.

PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

Telephone and Internet Voting Instructions

You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the Telephone (within U.S. and Canada)

• Call toll free 1-866-731-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

• Follow the simple instructions provided by the recorded message.

To vote using the Internet

• Go to the following web site:

WWW.COMPUTERSHARE.COM/US/PROXY

• Enter the information requested on your computer screen and follow the simple instructions.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Central Time, on May 3, 2006. THANK YOU FOR VOTING

Potlatch

MR A SAMPLE

DESIGNATION (IF ANY)

ADD 1

ADD 2

ADD 3

ADD 4

ADD 5

ADD 6

000004

Least Address Line

000000000.000 ext

000000000.000 ext

000000000.000 ext

000000000.000 ext

000000000.000 ext

000000000.000 ext

000000000.000 ext

C 1234567890 J N T

Mark this box with an X if you have made

changes to your name or address details above.

Annual Meeting Proxy Card

123456

C0123456789

12345

PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.

A Election of Directors

1. The Board of Directors recommends a vote FOR the election of four Directors to serve until the 2009 Annual Meeting of Stockholders.

01 - Boh A. Dickey

02 - William L. Driscoll

03 - Ruth Ann M. Gillis

04 - Judith M. Runstad

For Withhold

B Issue

The Board of Directors recommends a vote FOR Proposal 2.

2. Ratification of the appointment of independent auditor.

For Against Abstain

C Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

Sign name exactly as imprinted hereon. For joint accounts, both owners should sign. In signing as attorney, executor, administrator, trustee or guardian, give full title as such. If signer is a corporation, give full corporate name and sign by duly authorized officer, showing the officer’s title.

Signature 1 - Please keep signature within the box

Signature 2 - Please keep signature within the box

Date (mm/dd/yyyy)

001CD40001

00JBXC

1 U P X

0085291

Proxy - Potlatch Corporation

Proxy for Annual Meeting of Stockholders to be Held May 8, 2006 at 10:00 a.m. local time (Pacific)

On behalf of the Board of Directors of Potlatch Corporation, this voting instruction form is solicited from participants in the Potlatch Corporation Savings Plan for Hourly Employees. Your Shares will be voted as directed by you, but if not otherwise directed, FOR Proposal 1 and FOR Proposal 2. If you do not return this voting instruction form or vote by telephone or internet, the Trustee (Mercer Trust Company) must vote your Plan shares in the same proportion as voted by other Plan participants.

YOUR VOTE IS IMPORTANT. This proxy must be signed and dated on the reverse side. PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

Telephone and Internet Voting Instructions

You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the Telephone (within U.S. and Canada)

• Call toll free 1-866-731-VOTE(8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

• Follow the simple instructions provided by the recorded message.

To vote using the Internet

• Go to the following web site:

WWW.COMPUTERSHARE.COM/US/PROXY

• Enter the information requested on your computer screen and follow the simple instructions.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Central Time, on May 3, 2006. THANK YOU FOR VOTING

Potlatch

MR A SAMPLE

DESIGNATION (IF ANY)

ADD 1

ADD 2

ADD 3

ADD 4

ADD 5

ADD 6

000004

Least Address Line

000000000.000 ext

000000000.000 ext

000000000.000 ext

000000000.000 ext

000000000.000 ext

000000000.000 ext

000000000.000 ext

C 1234567890 J N T

Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

123456

C0123456789

12345

PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.

A Election of Directors

1. The Board of Directors recommends a vote FOR the election of four Directors to serve until the 2009 Annual Meeting of Stockholders.

01 - Boh A. Dickey

02 - William L. Driscoll

03 - Ruth Ann M. Gillis

04 - Judith M. Runstad

For Withhold

B Issue

The Board of Directors recommends a vote FOR Proposal 2.

2. Ratification of the appointment of independent auditor.

For Against Abstain

C Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

Sign name exactly as imprinted hereon. For joint accounts, both owners should sign. In signing as attorney, executor, administrator, trustee or guardian, give full title as such. If signer is a corporation, give full corporate name and sign by duly authorized officer, showing the officer’s title.

Signature 1 - Please keep signature within the box

Signature 2 - Please keep signature within the box

Date (mm/dd/yyyy)

001CD40001

00JC6C

1 U P X

0085294

Proxy - Potlatch Corporation

Proxy for Annual Meeting of Stockholders to be Held May 8, 2006 at 10:00 a.m. local time (Pacific) This proxy is solicited on behalf of the Board of Directors

The undersigned hereby authorizes MICHAEL J. COVEY, GERALD L. ZUEHLKE and MALCOLM A. RYERSE as Proxies with full power in each to act without the others and with the power of substitution in each, to represent and to vote all the shares of stock the undersigned is entitled to vote at the Annual Meeting of Stockholders of Potlatch Corporation to be held on May 8, 2006, or at any adjournment thereof.

THIS PROXY WILL BE VOTED AS DIRECTED BUT IF NOT OTHERWISE DIRECTED, FOR PROPOSAL 1 AND PROPOSAL 2.

YOUR VOTE IS IMPORTANT. This proxy must be signed and dated on the reverse side.

PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

Telephone and Internet Voting Instructions

You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the Telephone (within U.S. and Canada)

• Call toll free 1-866-731-VOTE(8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

• Follow the simple instructions provided by the recorded message.

To vote using the Internet

• Go to the following web site:

WWW.COMPUTERSHARE.COM/US/PROXY

• Enter the information requested on your computer screen and follow the simple instructions.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Central Time, on May 8, 2006.

THANK YOU FOR VOTING

Potlatch

C 1234567890 J N T

Annual Meeting Proxy Card

A Election of Directors

1. The Board of Directors recommends a vote FOR the election of four Directors to serve until the 2009 Annual Meeting of Stockholders.

01 - Boh A. Dickey

02 - William L. Driscoll

03 - Ruth Ann M. Gillis

04 - Judith M. Runstad

For Withhold

B Issue

The Board of Directors recommends a vote FOR Proposal 2.

2. Ratification of the appointment of independent auditor.

For Against Abstain

C Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

Sign name exactly as imprinted hereon. For joint accounts, both owners should sign. In signing as attorney, executor, administrator, trustee or guardian, give full title as such. If signer is a corporation, give full corporate name and sign by duly authorized officer, showing the officer’s title.

Signature 1 - Please keep signature within the box

Signature 2 - Please keep signature within the box

Date (mm/dd/yyyy)

001CD40001

00JC4B

1 U P X

0085293

Proxy - Potlatch Corporation

Proxy for Annual Meeting of Stockholders to be Held May 8, 2006 at 10:00 a.m. local time (Pacific)

This proxy is solicited on behalf of the Board of Directors

The undersigned hereby authorizes MICHAEL J. COVEY, GERALD L. ZUEHLKE and MALCOLM A. RYERSE as Proxies with full power in each to act without the others and with the power of substitution in each, to represent and to vote all the shares of stock the undersigned is entitled to vote at the Annual Meeting of Stockholders of Potlatch Corporation to be held on May 8, 2006, or at any adjournment thereof.

THIS PROXY WILL BE VOTED AS DIRECTED BUT IF NOT OTHERWISE DIRECTED, FOR PROPOSAL 1 AND PROPOSAL 2.

YOUR VOTE IS IMPORTANT. This proxy must be signed and dated on the reverse side.

PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.